Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 55	Trade Date: 8/18/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/21/2003

The date of this Pricing Supplement is August 18, 2003

CUSIP or Common Code:	41013MTB6	41013MTC4	41013MTD2	41013MTE0	41013MTF7

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,075,237.50	$2,230,016.00	$1,982,970.00	$5,614,284.00	$2,290,478.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	8/15/2006	8/15/2007	8/15/2008	8/15/2011	8/15/2011

Stated Annual Interest Rate:	2.600%	3.200%	3.700%	Step: 3.000% through 8/14/2005, and 6.000% thereafter (unless called)	4.500%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	9/15/2003	9/15/2003	9/15/2003	9/15/2003	9/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	8/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 55	Trade Date: 8/18/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/21/2003

The date of this Pricing Supplement is August 18, 2003

CUSIP or Common Code:	41013MTG5	41013MTH3	41013MTJ9	41013MTK6

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,858,695.00	$3,928,035.00	$4,962,750.00	$23,587,015.00

Discounts and Commissions:	1.500%	1.750%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	97.850%	97.600%

Maturity Date:	8/15/2013	8/15/2015	8/15/2023	8/15/2028

Stated Annual Interest Rate:	5.000%	5.450%	6.000%	6.250%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	9/15/2003	9/15/2003	2/15/2004	2/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	8/15/2007 Callable one time only at 100% on call date above with 30 days notice.	8/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.